Exhibit 99.1

NEWS RELEASE

CONTACTS:	César García, Chief Executive Officer
818-709-1244 x 7123
-or-
Ron Stabiner, The Wall Street Group, Inc.
212-888-4848

FOR IMMEDIATE RELEASE:

IRIS REPORTS THIRD QUARTER RESULTS

Increase in iQ®200 Sales Contributes to Record Revenues for Third Quarter

CHATSWORTH, Calif., November 13, 2006 – IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced revenue of $18.0 million for the third quarter ended September 30, 2006, a 13% increase over revenue of $16.0 million in the third quarter of 2005.

Net income for the third quarter of 2006 was $0.8 million or $0.04 per diluted share after the effect of reserves, increased professional fees and inventory adjustments totaling $1.1 million or $0.04 per share. Third quarter 2006 earnings reflect additional reserves taken for sales return allowances, increased warranty reserves for iQ®200, physical inventory losses of service parts, increased inventory reserves and additional accrual for increased professional fees associated with compliance with Sarbanes Oxley Section 404. Increased research and development expenses in support of the Company’s expansion into molecular diagnostics and proprietary urine chemistry products were slightly below budget and programs are on schedule.

“While significant, we believe these reserves are necessary to properly reflect the history we now have with the release of the iQ®200 and our experience with SOX compliance,” stated César García, IRIS President and Chief Executive Officer. “The continued growth of revenues and the strength and quality of our profit stream will have more visibility now that these charges and write offs are behind us.”

IVD Instrument sales increased 18% when compared with the 2005 third quarter period and 24% against the immediately preceding second quarter of 2006. There were 108 iQ®200 analyzer units shipped during the current quarter compared with 101 units in the third quarter of 2005. The increase in IVD Instrument sales is attributable to strong demand in the domestic market. IVD Consumables and Service revenue grew 10% due to the growing installed base and Sample Processing revenue grew 6% over the third quarter of 2005.

“We are very pleased with the strong growth in domestic IVD instrument sales, which is a direct result of our campaign targeting new customers, particularly those with significant multi-site and multi-unit needs. Domestic sales to new customers during the quarter far exceeded replacements of our Legacy systems and continue to be a strong source of new business. New domestic unit placements, in particular iQ®200 Sprints sold to clinical reference laboratories, should accelerate the growth of our high margin recurring consumables sales,” Mr. Garcia said.

“As previously announced, the iQ®200 product segmentation initiative was launched on schedule and shipments of iQ®200 Elite and iQ®200 Select instrument sales are progressing as planned. New product initiatives are on schedule and we plan to submit our molecular residual

PSA test for FDA 510(k) clearance in December 2006. Our new fully automated urine chemistry analyzer will be submitted for CE-mark by mid 2007. Additionally, we are pleased with the steady growth in Sample Processing products with year to date sales 19% ahead of last year,” he added.

For the nine months ended September 30, 2006, IRIS achieved record revenue of $50.7 million, an 11% increase over revenue of $45.5 million for the first nine months of 2005. After the effect of non-recurring charges related to the Leucadia acquisition totaling $6.1 million, or $0.33 per share, the net loss for the nine months of 2006 was $2.0 million or $0.11 per diluted share. . Diluted average shares outstanding for the nine-month periods of 2006 and 2005 were 17.8 million and 17.6 million, respectively.

Gross profit margin was 45% in the quarter ended September 30, 2006 versus 51% in the same quarter of last year. Gross profit was $8.1 million for the quarters ended September 2006 and 2005. Gross profit margins were affected by increases in reserves and changes in estimates totaling $0.7 million, with the following break down:

•	Reserves for government sales return allowances: $0.4 million

•	Increased warranty reserves for iQ®200: $0.1 million

•	Physical inventory losses in the service department: $0.1 million

•	Increased inventory reserves for obsolescence: $0.1 million

These charges resulted in a gross profit margin reduction of 3%.

Included in the cost of sales for the 2006 period was $43,000 of incremental stock based compensation expense attributable to the adoption of FAS 123R.

Operating expenses were $7.1 million for the third quarter compared to $5.7 million in the same quarter of the prior year and included $0.9 million of incremental research and development expenses for the Company’s new molecular diagnostics and urine chemistry product lines and $0.5 of increased general and administrative expenses. Additionally, accruals for Sarbanes-Oxley and legal fees have been increased by $0.3 million and $0.1 million for workers compensation expense and bad debt allowance.

Incremental stock based compensation expense related to FAS 123R amounted to $234,000.

“Our service operation has generated low gross margins in 2006 which are reflected in our consumables and service line, but our consumables margins on a standalone basis have remained high” Mr. Garcia said. “While consumables revenue has increased significantly, service revenue lags the installation by one year. Therefore, the lower gross margins in service are a result of the high number of instruments under warranty carried-forward from 2005, as well as operational inefficiencies that are being addressed. Anticipated improved service margins represent a substantial profit improvement opportunity for 2007 and a comprehensive plan has been implemented to achieve this goal.”

Company Outlook

The Company is revising its guidance for 2006, anticipating that revenue for the year will remain unchanged between $70.0 million and $71.5 million. Adjusted research and development expense is expected to be approximately 12% of revenues. Adjusted net income is expected to be between $5.5 million and $5.9 million with diluted earnings per share between $0.30 and $0.32. The Company’s guidance excludes the effect of the non-recurring charges related to the Leucadia acquisition and special items detailed in the supplementary tables and approximately $0.5 million, net of tax, of incremental stock based compensation expense related to FAS 123R. In total, we expect these excluded items to amount to approximately $0.29 per share.

Conference Call

The Company will host a conference call today at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate dial 1-866-558-6338. International callers dial 213-785-2437. A Web cast of the call can be accessed at www.proiris.com, or at www.vcall.com.

THE COMPANY

IRIS International, Inc. (www.proiris.com), based in Chatsworth, Calif., is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company’s Sample Processing business unit (formerly the StatSpin® subsidiary), based in Westwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company’s imaging research and development subsidiary. The IRIS Molecular Diagnostics (IMD) Subsidiary develops innovative ultra-sensitive diagnostics and sample processing products with applications in the urinalysis, oncology and infectious disease markets.

USE OF NON-GAAP MEASURES OF FINANCIAL PERFORMANCE

To supplement IRIS International’s financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company provides certain non-GAAP measures of financial performance. The non-GAAP measures used in this release are historical and projected adjusted net income and adjusted net income per diluted share, and projected adjusted research and development expense as a percentage of projected revenues. Adjusted net income reflects net income (loss) excluding the effect of incremental stock based compensation expense related to the adoption of FAS 123R, non-recurring charges relating to the write-off of research and development assets acquired in the purchase of Leucadia Technologies, a bad debt expense due to a default by the purchaser of certain of the Company’s equipment lease agreements and severance, recruiting and relocation expenses relating to the change in company executives. Adjusted net income per diluted share is adjusted net income divided by adjusted diluted shares outstanding. Adjusted research and development expense as a percentage of revenues reflects research and development expense excluding non-recurring charges relating to the write-off of research and development assets acquired in the purchase of Leucadia Technologies and incremental stock based compensation expense related to the adoption of FAS 123R attributable to R&D personnel. The Company calculates and discloses these non-GAAP measures because it believes that these measures may assist investors in evaluating trends of the Company’s operating results without regard to the effect of equity-based compensation expense related to the adoption of FAS 123R, which expense was not included in the comparable 2005 periods, and items that are special or not considered recurring.

The Company has attached supplementary information tables that show these non-GAAP measures of financial performance for the second quarter and six months ended June 30, 2006, and reconcile these items to the most direct comparable measures of financial performance computed in accordance with GAAP.

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Investors should recognize that these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternative for measures of financial performance determined in accordance with GAAP.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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IRIS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,724	$3,169
Marketable securities available for sale	541	15,976
Accounts Receivable, net of allowance for doubtful Accounts and sales returns of $435 and $205	13,627	11,874
Inventories, net	7,662	7,590
Prepaid expenses and other current assets	1,356	1,132
Investment in sales-type leases	2,018	1,455
Deferred tax asset	2,792	2,792

Total current assets	44,720	43,988
Property and equipment, at cost, net	6,048	4,076
Goodwill	2,428	189
Core technology, net	1,745	—
Software development costs, net	1,295	1,570
Deferred tax asset	5,467	7,237
Inventories – long term portion	440	632
Investment in sales-type leases	6,661	5,841
Other assets	410	396

Total assets	$69,214	$63,929

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,081	$4,464
Accrued expenses	4,882	4,188
Deferred service contract revenue	1,495	1,457

Total current liabilities	9,458	10,109

Deferred service contract revenue, long term	38	51

Total liabilities	9,496	10,160

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value – authorized: 50 million shares; issued and outstanding: 17,892 shares and 17,222 shares	179	172
Additional paid-in capital	78,346	70,310
Accumulated deficit	(18,807)	(16,713)

Total shareholders’ equity	59,718	53,769

Total liabilities and shareholders’ equity	$69,214	$63,929

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IRIS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited – in thousands, except EPS)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Sales of IVD instruments	$7,477	$6,347	$19,429	$19,765
Sales of IVD consumables and service	7,775	7,067	22,779	18,653
Sales of sample processing and supplies	2,756	2,588	8,513	7,125

Net revenues	18,008	16,002	50,721	45,543

Cost of goods - IVD instruments	4,432	3,540	10,839	11,413
Cost of goods - IVD consumables and service	3,976	3,030	10,600	7,944
Cost of goods - sample processing and supplies	1,460	1,324	4,442	3,588

Cost of goods sold	9,868	7,894	25,881	22,945

Gross margin	8,140	8,108	24,840	22,598

Marketing and selling expenses	2,718	2,659	7,674	7,526
General and administrative expenses	2,284	1,740	7,229	4,783
Research and development, net	2,173	1,321	10,932	3,362
In-process research and development

Total operating expenses	7,175	5,720	25,835	15,671

Operating income (loss)	965	2,388	(995)	6,927

Other income (expense):
Interest income	267	189	773	365
Interest expense	(5)	(2)	(17)	(14)
Other income	1	(5)	34	39

Income (loss) before income taxes	1,228	2,570	(205)	7,317

Income taxes provision (benefit)	454	1,028	1,840	2,927

Net income (loss)	$774	1,542	(2,045)	4,390

Basic net income (loss) per share	$0.04	0.09	(0.11)	0.26

Diluted net income (loss) per share	$0.04	0.09	(0.11)	0.25

Basic - average shares outstanding	18,004	17,027	17,793	16,628

Diluted – average shares outstanding	18,574	18,067	17,793	17,580

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IRIS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Supplemental Information

(unaudited – in thousands, except EPS)

	For the three months ended September 30, 2006			For the nine months ended September 30, 2006
	GAAP	Adjust- ments	Non-GAAP	GAAP	Adjust- ments	Non- GAAP
Net revenues	$18,008	$—	$18,008	$50,721	$—	$50,721

Cost of goods sold	9,868	(35)	9,833	25,881	(80)	25,801

Gross margin	8,140	35	8,175	24,840	80	24,920

Total operating expenses	7,175	(242)	6,933	25,835	(6,540)	19,295

Operating income (loss)	965	277	1,242	(995)	6,620	5,625

Other income (expense), net	263		263	790		790

Income (loss) before income taxes	1,228	277	1,505	(205)	6,620	6,415

Income taxes provision (benefit)	454	102	556	1,840	532	2,372

Net income (loss)	$774	$175	949	$(2,045)	$6,088	$4,043

Basic net income (loss) per share	$0.04	$0.01	$0.05	$(0.11)	$0.34	$0.23

Diluted net income (loss) per share	$0.04	$0.01	$0.05	$(0.11)	$0.33	$0.22

Basic - average shares outstanding	18,004	—	18,004	17,793	—	17,793

Diluted - average shares outstanding *	18,574	—	18,574	17,793	744	18,537

*	Common Stock equivalents are excluded from GAAP diluted EPS as they are anti-dilutive.

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IRIS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Supplemental Information – Adjustments

(unaudited – in thousands)

For the Three Months Ended September 30, 2006:

	Adjustments	Cost of Sales		Operating Expenses		Income Taxes		Net Income		Basic EPS		Diluted EPS
(1)	In-Process Research and Development Expense	$		$		$		$		$		$
(2)	Bad Debt Expense
(3)	CFO Transition Expense
(4)	Incremental Stock Based Compensation Expense		(35)		(242)		102		175		0.01		0.01

			$(35)		$(242)		102		$175		$0.01		$0.01

For the Nine Months Ended September 30, 2006:

	Adjustments	Cost of Sales		Operating Expenses	Income Taxes	Net Income	Basic EPS	Diluted EPS
(1)	In-Process Research and Development Expense	$		$(5,180)		$5,180	$0.29	$0.28
(2)	Bad Debt Expense			(350)	129	221	0.01	0.01
(3)	CFO Transistion Expense			(468)	173	295	0.02	0.02
(4)	Incremental Stock Based Compensation Expense		(80)	(542)	230	392	0.02	0.02

			$(80)	$(6,540)	$532	$6,088	$0.34	$0.33

(1)	Represents the write-off of In-Process Research and Development assets acquired in the purchase of Leucadia Technologies.
(2)	Represents bad debt expense attributable to the default by an assignee of Company lease agreements.
(3)	Represents severance, recruiting and relocation expenses relating to the change in the Company’s CFO.
(4)	Represents incremental stock based compensation expense attributable to the adoption of FAS 123R.

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